UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                             Current Report Pursuant
                          To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (date of earliest event reports): September 19, 1999


                              ATOMIC BURRITO, INC.
             (Exact name of registrant as specified in its charter)


                                    Oklahoma
         (State or other jurisdiction of incorporation or organization)

         000-24058                                      84-1131343
----------------------------              -------------------------------------
  (Commission File Number)                 (I.R.S. Employer Identification No.)


        1601 N.W. Expressway
        Oklahoma City, Oklahoma                         73118
       ----------------------------------------        --------
       (Address of principal executive offices)        (Zip Code)


        Registrant's telephone number, including area code: 405-848-0996

Item 5.  Other Events

On September 29, 1999, Atomic Burrito, Inc. (formerly Western Country Clubs, Inc.) ("ATOM") entered into an agreement with New York Bagel Enterprises, Inc. ("NYBE"), terminating joint venture agreement between the two companies. Under the joint venture agreement, NYBE would have contributed certain restaurant equipment and leasehold improvements, and cash in some instances, to the joint venture in order to convert certain restaurant locations to "Atomic Burrito" restaurants. ATOM was to contribute cash and use of its "Atomic Burrito" concept. Two restaurants were converted under the joint venture: one in Tulsa, Oklahoma, and another in Wichita, Kansas. The termination agreement provides for ATOM's purchase of NYBE's minority interest of 38% and 40%, respectively, in the Tulsa and Wichita restaurants for $175,000, contingent upon ATOM obtaining acceptable financing. ATOM has the right to continue to use "New York Bagel Cafe" signage located on the Tulsa, Oklahoma restaurant as long as it purchases bagels and other related products from NYBE. In addition, the termination agreement terminated a letter of intent between the parties regarding a potential acquisition between the companies.

Item 7.  Financial Statements and Exhibits.

         (c)  The following exhibit is filed with this report:

         10.0 Agreement dated September 29, 1999, between New York Bagel Enterprises, Inc. and Atomic Burrito, Inc.

         99.1 Press release dated September 29, 1999.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Dated:  October 7, 1999                     Atomic Burrito, Inc.


                                          By: /s/James E. Blacketer
                                             -------------------------
                                                     President

                                  EXHIBIT INDEX

                                                                 Sequentially
Exhibit No.                  Exhibit Name                        Numbered Page
-----------                 --------------                      ---------------
    10.0       Agreement dated September 29, 1999, between              4
               New York Bagel Enterprises, Inc. and Atomic
               Burrito, Inc.

    99.1              Press release dated September 29, 1999           12